UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2013
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01. Regulation FD Disclosure.
Caterpillar Inc. (“Caterpillar”) is furnishing supplemental information relating to its Q3 2013 Caterpillar Inc. Earnings Call earlier today. Due to a technical problem on the part of the telecommunications service provider, a portion of today’s call and webcast was not available to all participants. For this reason, Caterpillar is furnishing a transcript of the portion of today’s call and webcast that was unavailable.

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Question
Thank you. Hey guys. I was hoping to follow up on Jerry’s question on - I know you, I know you highlighted kind of a reduction in workforce by about 13,000 year- on- year. Could you just a maybe just start by telling us how much of that from Brad’s comments; was that all cyclical and not structural and was there any of that tied to any of divestures whether it was Logistics or some of the Bucyrus distribution sales?

Mike DeWalt
Yes, this is Mike. There is a little bit, if you look in our sales release, we have a line that shows acquisitions and divestitures but it was actually, in the scheme of things, relatively small. I think [TRANSMISSION INTERRUPTION] most of the reduction that you would have seen in employment this year were to take cost down with volume. I wouldn’t say there were no structural cost reductions in there but I think the majority of it would be around taking cost down in response to lower volume.

Question
Okay that is helpful. Thank you. What I was hoping to focus on is kind of the use of cash going forward and the operating cash flow up through manufacturing business has been great and you’ve done a good job of highlighting that. As we look forward, I know you mentioned that you know there is $ 1.7B left on buyback and I think it runs through 2015. But just when we kind of force rank of the use of cash going forward given this is going to be a big cash generation year. Can you just kind of run through the priorities again and highlight either why or why not we might not see more come back through buyback and kind of what the biggest variable will be to maybe seeing that $1.7B left accelerated.

Brad Halverson
Yes, this is Brad Halverson again. You know we are having a great cash flow year and if you go back to kind of the end 2008 our debt to cap was 58% and we had a lot of focus on working capital management. We issued kind of our new internal measure which is operating profit after capital charge to get after asset management and we’ll have $6.2B M&PS for the year and $2.1B, so the question is have our priorities changed and the answer is “no.” We’ll continue to protect our credit rating. I would say that coming out of 2009 modeling a potential down side would have us keep a slightly stronger balance sheet in terms of what could happened in a recession or contagion which clearly we not calling for. But we would probably hold a little stronger balance sheet and then it really looks at our growth opportunities across our segments. That is our second priority and we kind of have a pretty strong forecasting process and modeling for each of those two. We’ll continue to fund our pension and benefit plan. We’ll continue to have a very sustainable dividend and then you get to the question of stock buyback and we thought given that equation and all that modeling that this year the $2B we did made sense and we still do. We have a $1.7B left and we are calling for a flat outlook so I would say we would like to see how 2014 would materialize and what will be happening in 2014 before we make a decision on that remaining $1.7B.

Question
Okay, that’s great. Thank you very much. I’ll get back in queue.

Operator
Thank you. Our next question today is from David Raso, please announce your affiliation and pose your question.

Question
Hi. ISI Group. At the end of the day, people are trying to figure out on flat revenues can you grow earnings next year, so I know you don’t want to give an EPS guidance for 2014 yet, but can you at least take us through puts and takes to think about the year-over-year change in cost, mix, incentive [TRANSMISSION RESUMES] comp, share count, tax rate, just to frame the discussion because obviously the guidance for this year, I’d argue about $0.50 lower than most of the buy-side expectations, but even off of that lower level if you are guiding revenues flat, what’s the reason to leave us all thinking earnings are up next year? So, can you help us with puts and takes?

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Forward-Looking Statements
Certain statements in this filing relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries and markets we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity or component price increases, fluctuations in demand for our products, or limited availability of raw materials and component products, including steel; (iv) our and our customers’, dealers’ and suppliers’ ability to access and manage liquidity; (v) political and economic risks and instability, including national or international conflicts and civil unrest; (vi) our and Cat Financial’s ability to: maintain credit ratings, avoid material increases in borrowing costs, and access capital markets; (vii) the financial condition and credit worthiness of Cat Financial’s customers; (viii) changes in interest rates or market liquidity; (ix) changes in financial services regulation; (x) inability to realize expected benefits from acquisitions, including ERA Mining Machinery Limited, and divestitures, including the divestiture of the Bucyrus distribution business to our independent dealers; (xi) international trade and investment policies; (xii) market acceptance of our products and services; (xiii) changes in the competitive environment, including market share, pricing and geographic and product mix of sales; (xiv) successful implementation of capacity expansion projects, cost reduction initiatives and efficiency or productivity initiatives, including the Caterpillar Production System; (xv) inventory management decisions and sourcing practices of our dealers or original equipment manufacturers; (xvi) compliance with environmental laws and regulations; (xvii) alleged or actual violations of trade or anti-corruption laws and regulations; (xviii) additional tax expense or exposure; (xix) currency fluctuations; (xx) our or Cat Financial’s compliance with financial covenants; (xxi) increased pension plan funding obligations; (xxii) union disputes or other labor matters; (xxiii) significant legal proceedings, claims, lawsuits or investigations; (xxiv) compliance requirements imposed if carbon emissions legislation and/or regulations are adopted; (xxv) changes in accounting standards; (xxvi) failure or breach of information technology security; (xxvii) adverse effects of natural disasters; and (xxviii) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 19, 2013 for the year ended December 31, 2012. This filing is available on our website at www.caterpillar.com/secfilings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

October 23, 2013	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy